Exhibit 10.2

LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease" and/or "Agreement") is made effective August 12, 2011, by and between EJMC, Inc., a California corporation ("Lessor"), the owner of 6205 Lusk Boulevard, San Diego, California, and Franklin Wireless Corp., a Nevada corporation ("Lessee").

WITNESSETH:

In consideration of the mutual covenants of the respective parties, and upon the terms and conditions set forth herein, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the premises located on the first and second floors of 6205 Lusk Boulevard, San Diego, California 92121-2731, consisting of approximately 11,318 square feet ("Premises") with a specific exclusion of the locked storage closet located under the rear interior stairwell which shall be for the exclusive use of Lessor and/or its janitorial or other service vendors. Lessee shall be the sole occupant and tenant of the Premises.

1.  Premises and Improvements. Upon completion of certain tenant improvements as set forth below, Lessor shall deliver the Premises in good, clean condition on the Commencement Date.

1.1 Tenant Improvements. Lessor shall provide the following tenant improvements at Lessor's sole cost and expense:

1.1.1 Tile floor covering in 1st floor conference room and if approved by fire and other building codes, removal of door and construction of enclosing wall of 1St floor conference room (15' x 15');

1.1.2. Construction of dividing wall in 1St floor "lobby" area.

1.2 Furniture and Furnishings. For the full lease term, Lessor shall provide for Lessee's use and enjoyment all those items of used furniture and furnishings as shown on Exhibit A attached hereto. All such furniture and furnishings shall remain at the Premises and shall be returned to Lessor in like condition upon the conclusion of the lease term, normal wear and tear excepted. Further, Lessee agrees to provide floor mats for each and every desk and cubicle to protect the floor coverings in the Premises.

1.3  Keys to Premises. Lessor shall provide to Lessee one complete set of keys to the Premises by placing one key in each lock located within the interior of the Premises (including cubicle and file cabinet keys) and by providing a key ring containing keys to the first and second floor front doors, the first floor back door, the exterior electrical room, the two interior back doors on both the first and second floors, and two mail boxes. Upon conclusion of the lease term, Lessee shall return all keys to Lessor in the same fashion.

2.  Term and Option to Extend.

2.1  Initial Term. The term of this Lease shall be for four (4) years commencing on September 1, 2011 ("Commencement Date"), and ending on August 31, 2015 ("Expiration Date").

2.2  Option to Extend. On or before six (6) months prior to the Expiration Date of this Lease, providing Lessee is in possession of the Premises and is not in default of this Lease, Lessee may extend the term of this Lease for an additional two (2) years by notifying Lessor of such intention in writing (the "Extension Period"), time being of the essence. In the event Lessee elects to extend the Lease Term, the rental rate shall be negotiated by Lessor and Lessee based on fair market rent for comparable office space in the area.

3.  Base Monthly Rent and Security Deposit.

3.1  Base Monthly Rent. During the first year of this Lease, Lessee will pay Lessor base monthly rent in the amount of $1.45 per square foot per month ("Base Monthly Rent") on or before the first day of each month during the term of this Lease. Notwithstanding the foregoing, Base Monthly Rent for the first and second months of the Lease Term shall be abated. During the second, third and fourth years of the Lease, the Base Monthly Rent will increase to $1.50 per square foot per month; $1.55 per square foot per month, and $1.60 per square foot per month, respectively, utilities and Excess Operating Charges (hereinafter defined) excluded.

3.2  Security Deposit. Lessee shall deposit with Lessor upon execution hereof the sum of Sixteen Thousand Dollars ($16,000.) as security for Lessee's faithful performance of Lessee's obligations hereunder, which sum shall not be applicable towards Lessee's last month's Base Monthly Rent obligation. However, during the lease term if Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default or to compensate Lessor for any loss or damage which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee within thirty (30) days after expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit.

4.  Additional Rent. Beginning January 1, 2012, Lessee shall pay as additional rent Lessee's proportionate share of the Excess Operating Charges (as hereinafter defined) if any, for each calendar year falling entirely or partly within the Lease term. "Excess Operating Charges" shall mean only those expenses, charges, fees and costs of every kind and nature reasonably incurred by Lessor on behalf of Lessee as a direct result of the negligence or fault of Lessee and/or for the specific and direct benefit of, specifically on account of, or upon the direct request of Lessee in connection with the operation, maintenance, servicing, insuring, repairing, or increased taxation of the Premises. Notwithstanding the foregoing, throughout the term of this Lease, Lessor shall be responsible for Basic Operating Charges defined as all those expenses routinely and regularly incurred by Lessor as a result of its ownership, operation, routine maintenance, and management of the Premises.

5.  Late Charges. Lessee hereby acknowledges that late payment by Lessee of Base Monthly Rent or Additional Rent (collectively, "Rent") will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to 10% (ten percent) of each such overdue amount or $1,600, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Monthly Rent, then notwithstanding any provision of this Lease to the contrary, Base Monthly Rent shall, at Lessor's option, become due and payable quarterly in advance.

6.Delivery of Possession. If Lessor for any reason whatsoever cannot deliver possession of the Premises to Lessee at the commencement date of the term as above specified, this Lease shall not be void or voidable nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; but in such event, there shall be a proportionate reduction of all rent for the period between the said specified date for commencement of the term and the date when Lessor does in fact deliver possession to Lessee. No such failure to give possession on the date of Commencement of the term shall be construed in any way to extend the term of the Lease. The other provisions of this paragraph to the contrary notwithstanding, if for any reason the possession of the Premises is not delivered to Lessee within thirty (30) days of the Commencement Date, then this Lease may be terminated by Lessee and thereupon neither party hereto shall have any further liability to the other.

7.  Default. The occurrence of one or more of the following events (hereinafter called "Events of Default") shall constitute a default by the Lessee:

(a)  Failure to pay rent within ten (10) days of the date was due;

(b)  Failure to commence to perform any other provision of this Lease within thirty (30) days after the mailing of written notice of such non-monetary default has been given to Lessee;

(c)  Lessee's voluntary or involuntary bankruptcy; or

(d)  Lessee's dissolution or liquidation.

8.  Remedies upon Default by Lessee. Lessor shall have the following remedies if Lessee commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law:

(a) Lessor shall have the right to continue this Lease in full force and effect, and may enter the Premises after default and the Lessee's failure to cure the default (after following all legally required procedures) and relet them. Lessee shall be liable immediately to Lessor for all reasonable costs Lessor shall incur in reletting the Premises and Lessee shall pay to Lessor the rent due under this Lease on the date that the rent is due, less the rent Lessor received from reletting.

(b) Lessor shall have the right to terminate this Lease after default and the Lessee's failure to cure the default as provided above and lessee's rights to possession of the Premises at any time, and may (after following all legally required procedures) re-enter the Premises and Lessor shall have the right to pursue its remedies at law or in equity to recover from Lessee all amounts of rent then due or thereafter accruing under this Lease.

(c) No course of dealing between Lessor and Lessee or any delay on the part of Lessor in exercising any rights it may have under this Lease shall operate as a waiver of any rights of Lessor hereunder nor shall any waiver of a prior default operate as a waiver of any subsequent default or defaults and no express waiver affect any condition, covenant, rule or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

9. Use. Lessee shall use and occupy the Premises for general office purposes consistent with Lessee's business and for no other purpose without Lessor's consent, which consent shall not be unreasonably withheld. Lessee shall not use the Premises in a manner that creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to, neighboring properties. At no time shall Lessee, its guests, customers, or other invitees be permitted to smoke inside any area of the building Premises.

10.  Common Areas; Rules and Regulations. "Common Areas" shall mean all areas within the property of which the Premises are a part, and which are not retained by Lessor for Lessor's exclusive use, nor leased or held for lease by Lessor, including parking areas, driveways, sidewalks, loading areas, access and egress roads, landscaped areas and improvements provided by Lessor for the common use of Lessees. Lessee shall have the nonexclusive right to use the Common Areas for the purposes intended. Further, Lessor and Building Owners' Association, or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to adopt, modify, amend and enforce reasonable rules and regulations ("Rules and Regulations") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the noncompliance with said Rules and Regulations by other tenants of the project.

11.  Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties. In the event, however, that Lessor should elect to provide security services, the cost thereof shall be borne solely by Lessor.

12.  Real Property Tax. Lessor shall pay any and all real property tax or assessment against the Property. Lessee shall have no obligation to pay any real property tax or assessment against the Property unless an assessment occurs as a direct result of an authorized or unauthorized tenant improvement made by Lessee after the initial occupancy of the Premises.

13.  Personal Property Tax. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee owned alterations and utility installations, trade fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee owned alterations and utility installations, trade fixtures, furnishings, equipment and personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting froth the taxes applicable to Lessee's property.

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14.  Utilities and Janitorial Service.

14.1 Provision of Electrical Utilities; Payment. Lessee shall be responsible for its own gas and electrical utilities for the Premises, (which are separately metered for each floor, and for building signage lighting). Lessee shall not use or permit in the Premises any electrical device which in Lessor's reasonable opinion will overload the building's electrical circuits. Lessee shall not without Lessor's prior written consent (which consent shall not be unreasonably withheld) make any alterations or additions to the building's electrical distribution system.

14.2 Provision of Water Utilities; Payment. At no additional cost to Lessee, Lessor shall be responsible for provision of and payment for water to the Premises.

14.3 Janitorial Service. At no additional cost to Lessee, Lessor shall provide janitorial services to the Premises for five (5) days per week.

14.4 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

15.  Assignment and Subletting. Lessee shall not assign this Lease, nor sublet the Premises, or any part thereof, nor use the same, nor permit the same to be used for any other purpose than as above stipulated, nor make any alterations therein, or additions thereto without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

16.  Maintenance and Repair. Lessor shall, at Lessor's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair, structural and non-structural, including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating (including replacing air filters), electrical, lighting fixtures (including light bulbs), fire extinguishers, fixtures, walls (interior and exterior), foundations, ceilings, roofs, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, about or adjacent to the Premises. Notwithstanding the foregoing, Lessee, at Lessee's expense, shall be responsible for replacing any and all light bulbs that fail or bum out after August 31, 2013, except that Lessor shall physically change all bulbs during the entire lease term. Further, Lessee shall make all repairs necessitated by Lessee's negligent or intentional act or omission.

17.  Alterations. All alterations or improvements to the Premises shall be approved in advance by Lessor, which approval shall not be unreasonably withheld. All permanent alterations, additions and improvements that have become a part of the realty and which have been or will be installed by either party upon the Premises during the term of the Lease and which, in any manner, are affixed to the floors, walls or ceilings, shall become the property of the Lessor and at the termination of this Lease shall be surrendered with the Premises as a part thereof. However, at Lessor's option, Lessee shall remove all such alterations, additions, improvements and fixtures and the Premises shall be restored to their original condition at Lessee's expense. Lessee may prior to the expiration of the Lease remove all non-permanent fixtures and equipment which it has placed in the Premises, provided Lessee restores Premises to the original condition.

18.  American with Disabilities Act. In the event that as a result of Lessee's use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications of the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the parties agree that such modifications, construction or improvements shall be made at Lessee's expense.

19.  Indemnity. Except for liability arising out of Lessor's negligence or willful misconduct, Lessee agrees to indemnify and save harmless Lessor against and from any and all claims arising from Lessee's use of the Premises.

20.  Insurance.

20.1 Property Insurance. Lessor shall obtain and keep in force during the term of this Lease a policy insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, but in no event more than the commercially reasonable and available insurable value thereof.

20.2 Lessee's Property Insurance. Lessee, at its cost, shall maintain insurance coverage on all of Lessee's personal property, furnishings, equipment and trade fixtures, whether leased or owned which is located in, on or about the Premises. Such insurance shall be full replacement cost coverage. The proceeds from any such insurance shall be used by Lessee for the replacement of Lessee's leased or owned personal property, furnishings, equipment and/or trade fixtures.

20.3 Lessee's Liability Insurance. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence, and an annual aggregate limit of not less than $2,000,000.

20.4 Lessee's Business Interruption Insurance. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

20.5 Certificates of Insurance. Within thirty (30) days of Lessee's occupancy of the Premises, each party shall provide for the other party certificates of insurance evidencing coverage in compliance with the terms and conditions set forth herein.

21.  Destruction by Fire or Other Peril. If the Premises shall be partially damaged by fire or other casualty, the damages shall be repaired by and at the expense of Lessor and the rent until such repairs are made shall be apportioned according to the part of the demised Premises which is usable by Lessee. Said repairs shall be made promptly except that no penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Lessor and/or Lessee and for reasonable delay on account of labor problems or any other cause beyond Lessor's control. If the Premises are damaged to the extent that Lessee cannot conduct business on the Premises for over sixty (60) days, Lessee shall have the option to terminate the Lease.

22.  Parking. Lessee shall be entitled to forty-three (43) designated "6205" surface parking spaces (collectively, "Parking Facilities"). Two (2) of Lessee's forty-three parking spaces shall be covered in a carport space.

23.  Access/Hours of Operation. Lessee shall have access to the Premises and the Parking Facilities seven (7) days per week, twenty-four (24) hours per day.

24.  Signage. Lessee shall be entitled to the 2" Floor "eyebrow-level" exterior (below roof-line) building mounted signage, and the exclusive monument signage located at the corner of Barnes Canyon Road and Lusk Boulevard, each in accordance with the Building's approved comprehensive sign plan. Any signage of Lessee must be approved in advance by Lessor and the Building Owners' Association, such approval not to be unreasonably withheld. The cost of the installation, maintenance and removal of the signage shall be borne by Lessee.

25.  Eminent Domain. If the whole or any part of the Premises hereby leased shall be taken by any public authority under power of eminent domain, then the term of this Lease shall cease on the part so taken from the day the possession of the part shall be acquired for any public purpose and the rent shall be paid up to that day and if such portion of the demised Premises is so taken as to destroy the usefulness of the Premises for the purposes for which the Premises were leased on the requisite parking required for the business, then from that day the Lessee, in its sole discretion, shall have the right to either terminate this Lease or to continue in possession of the remainder of the same under the terms herein provided, except that the rent shall be reduced in proportion to the amount of the Premises taken. Lessor shall be entitled to all damages payable by any condemning party allocated for loss of real property and improvements; however, Lessee shall be entitled to recover from the public authority, any damages allowable under California's laws of eminent domain and condemnation.

26.  Hazardous Substances. The term "Hazardous Substances" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, byproducts or fractions thereof.

26.1 Hazardous Substances Compliant. To the best of Lessor's knowledge, the Building is free of Hazardous Substances and in compliance with current ADA specifications.

26.2 No Use of Hazardous Substances. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all applicable requirements. "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any applicable requirements requires that a notice by given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the agreed use such as ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all applicable requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefore. In addition, Lessor may condition its consent to any reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including without limitation, the installation (and removal before expiration or termination) of protective modifications (such as concrete encasements) and/or increasing or requiring a Security Deposit.

26.3 Indemnification. Lessee shall indemnify, defend and hold Lessor, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee's obligation shall include, without limitation, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from this obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

27.  Subordination, Attornment and Estoppel Certificate.

27.1 Subordination. This Lease and the rights of Lessee hereunder are hereby made subject and subordinate to all bona fide mortgages now or hereafter placed upon the Premises by Lessor or any other owner, provided however that such mortgages will not cover the equipment and furniture or furnishings on the Premises owned by Lessee. This Lease is also subject to and subordinate to all matters of record affecting the real property of which these Premises are a part. Lessee hereby further agrees to execute any estoppel certificate or instrument of subordination which might be requested of Lessor.

27.2 Attornment. If any mortgagee shall succeed to the interest of Lessor by reason of the exercise of its rights under such mortgage (or the acceptance of voluntary conveyance in lieu thereof) however caused, then such successor may, at its option, succeed to the interest of Lessor under this Lease; and in such event, provided that a non-disturbance agreement is executed favor of Lessee, Lessee shall thereupon attorn to such successor and become bound directly to such successor in interest to Lessor to perform and observe all Lessee's obligations under this Lease without the necessity of the execution of any further instrument.

27.3 Estoppel Certificate. Lessee shall at any time upon not less than ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease and any modification is in full force and effect; (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed; and (iii) acknowledging the subordination and attornment provisions referred to above.

28.  Notices. All notices, demands and communications hereunder to Lessee or Lessor shall be served or given by U.S. Mail (certified, return receipt requested), and if intended for Lessor, the same shall be addressed to Lessor at the following address:

EJMC, Inc.
c/o Law Offices of Tamara D. DeHaan
444 West C Street, Suite 350
San Diego, California 92101-3582

And if intended for Lessee, the same shall be addressed to Lessee at the following address:

Franklin Wireless Corp.
6205 Lusk Blvd.
San Diego, CA 92121
ATTN: Richard Walker

Or to such other addresses as are hereinafter designated by either party, or their successors in interest, by notice in writing, sent by U.S. Registered Mail to such designated addresses. Any such notice shall be effective as of the date stamped by the Post Office once the envelope is received by addressee.

29.  Brokers' Fees. To the extent there are any claims made by any person or entity for brokers and/or finders fees associated with this lease transaction, Lessee and Lessor agree that each shall be responsible for the payment of their own fees.

30.  Holding Over. Upon termination of this Lease, Lessee shall surrender the Premises to Lessor "broom-clean" and in good order and condition (reasonable wear and tear excepted). Further, Lessee has no right to retain possession of the Premises or any part thereof beyond the Expiration Date or termination of this Lease. However, if Lessee remains in possession of the Premises after the Expiration Date of this Lease and without the exercise and delivery of a new Lease, the tenancy will be from month-to-month only at a rent per month equal to one-hundred fifty percent (150%) of the rent payable in respect of the month immediately preceding expiration of this Lease, payable in advance on the first day of each month and shall be subject to all terms of this Lease, except that the tenancy will be from month-to-month only.

31.  Attorneys Fees. In case suit shall be brought by any party for the breach of any provisions of this Lease, the prevailing party shall recover from the non-prevailing party all costs and reasonable attorneys' fees and costs incurred by the prevailing party.

32.  Applicable Law; Venue; Jurisdiction. The laws of the State of California shall govern the validity, performance and enforcement of this Lease. Jurisdiction and venue shall lie with the Superior Court of California, San Diego County Judicial District, Central Division.

33.  Waiver of Jury Trial. The parties hereby waive their respective rights to trial by jury in any action or proceeding involving the Premises or arising out of this Lease Agreement.

34.  Quiet Enjoyment. Upon due performance of the covenants and agreement to be performed by Lessee and Lessor under this Lease, Lessor covenants that Lessee shall and may at all times peaceably and quietly have, hold and enjoy the Premises during the terms of this Lease.

35.  Entirety and Severability. This written Lease Agreement is intended to contain the entire agreement of the parties and shall supersede any and all other prior or contemporaneous oral agreements. This Lease Agreement shall not be modified except with a written instrument signed by the parties hereto. The invalidity of any provision of this Lease Agreement, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

36.  Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

37.  Recording. Either Lessee or Lessor shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

38.  Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

39.  Covenants and Conditions. All provisions of this Lease to be observed or performed by either party are both covenants and conditions.

40.  Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that it is duly authorized to execute and deliver this Lease on its behalf.

41.  Conflict and Neutral Construction. Any conflict between the printed provisions of the Lease and any handwritten provisions shall be controlled by the typewritten provisions. Further, each party and their respective legal counsel have reviewed this Lease Agreement, and the customary rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement.

42.   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have set their hands on the day and year first above written.

EJMC, Inc., a California corporation

By: /s/ E. Jack Phelps, President

FRANKLIN WIRELESS CORP., a Nevada corporation

By" /s/ OC Kim
Title: President

EXHIBIT "A" TO LEASE AGREEMENT

INVENTORY OF LUSK FURNITURE & FURNISHINGS

LOBBY - 2nd Floor
Reception Desk, Burled Birch 18'
File Cabinet, Black 2-Drawer
Couch, Rust 81'
Chair, Lg Print
Coffee Table, Oval Glass Topped
End Table, Round Glass Topped 20" Diameter
Large Silk flower Arrangement

CONFERENCE ROOM - 2nd Floor
Conference Table, Custom Granite w/Walnut 8'
Executive Chairs, Fabric and Walnut (8)
Serving Cart, Brass & Glass
Plasma TV, Pioneer
Dell Optiplex Heatsink Computer, Wireless Mouse & Keyboard

SMALL CONFERENCE ROOM - 2nd Floor
Glass Topped Table, Round 48"
Walnut Bookcase, 50"
Marble & Walnut Pedestal Table
Walnut Presentation Board (wall mounted)

OFFICE 201
Glass Topped Table w/Walnut, 40"

OFFICE 202
Executive Desk, U-Shaped Walnut
Executive Chair
Credenza, Walnut
Glass Topped Table w/Black Base, 40"

OFFICE 203
Executive Desk, U-Shaped Walnut Executive Chair

OFFICE 204
Bookshelves, Walnut 48" (2)
Fire-Proof Locking Double Drawer File Cabinet

OFFICE 204
Lateral File Cabinet, Gray w/Lock
Lateral File Cabinet, Gray w/o Lock

EXHIBIT "A" TO LEASE AGREEMENT

INVENTORY OF LUSK FURNITURE & FURNISHINGS - cont'd.

OFFICE 206
Lateral File Cabinet, Double Drawer, Walnut Bookcase, Walnut 39"

OFFICE 207
Executive Desk, Birch Right Return
Bookcase, Walnut 39"
Executive Chair, Gray
Lateral File Cabinet, Double Drawer, Putty Steelcase 39"

OFFICE 208
Bookcases, Walnut 39" (2)

KITCHEN - 2nd Floor
Refrigerator, Kenmore Energy Star w/Ice Maker, Black
Microwave Oven, Sharp
Table, Round Ivory 48"
Chairs, Ivory Leather (4)
Coffee Maker, Cuisinart
Dishwasher, Equation
Cable Box, Direct TV

BACK OFFICE AREA - 2nd Floor
Lateral File Cabinet, 5-Drawer Gray w/Lock
Secretarial Chairs, Burgundy (6)
Secretarial Chairs, Gray (3)
Pendaflexer Rolling File Cabinets, Black w/Locks (6)

COPY ROOM -2nd Floor
Table, Round Gray 48"

HAYWORTH WORK STATIONS - 2nd Floor
Each includes electrical, lighting, locking overhead compartments, and locking file drawers (14)

EXECUTIVE STORAGE ROOM - 2nd Floor
Metal Shelf Units (3)

TRASH RECEPTACLES
Stainless Steel w/Lifting Lid in Kitchen (2)
Large in Kitchenette - 1st Floor (1)
Small in Work Stations (14)